UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 21, 2015

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

CNB Financial Corporation (the “Corporation”) held its Annual Meeting of Shareholders on April 21, 2015 for the purpose of: (i) selecting four Class 3 directors, (ii) voting on a non-binding advisory resolution on the Corporation’s compensation program for its named executive officers, (iii) ratifying the appointment of independent auditors, and (iv) transacting such other business as would properly come before the meeting.

Results of shareholder voting on the class 3 directors were as follows:

	Joseph B. Bower, Jr.	Robert W. Montler	Joel E. Peterson	Richard B. Seager
For	8,087,900	8,157,102	8,235,513	8,146,849
Against or Withheld	371,002	301,800	223,389	312,053
Abstentions	—	—	—	—
Broker Non-Votes	1,703,562	1,703,562	1,703,562	1,703,562

Results of ratification of the advisory vote on executive compensation were as follows:

For	7,610,375
Against	614,910
Abstentions	233,617
Broker Non-Votes	1,703,562

Results of ratification of Crowe Horwath LLP as independent auditors were as follows:

For	9,998,004
Against	103,481
Abstentions	60,979
Broker Non-Votes	—

The total shares voted at the annual meeting were 10,162,464.

The Corporation’s press release regarding the results of the Annual Meeting is filed as Exhibit 99.1 herewith and is incorporated by reference herein.

Item 8.01.	Other Events

CNB Financial Corporation shareholders and CNB Bank each held separate annual meetings on April 21, 2015.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits: Exhibit 99.1 News Release announcing annual meeting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: April 23, 2015	By:	/s/ Brian W. Wingard
Brian W. Wingard
Treasurer

Exhibit Index

Number	Description

Exhibit 99.1	News Release announcing annual meeting.